EXHIBIT 5.1


                            FREDRIKSON & BYRON, P.A.
                                ATTORNEYS AT LAW
                            1100 International Centre
                             900 Second Avenue South
                           Minneapolis, MN 55402-3397
                                 (612) 347-7000
                               FAX: (612) 347-7077

                                  June 5, 2001

Viseon, Inc.
5593 West 78th Street
Edina, Minnesota 55439

         Re: Registration Statement on Form S-2

Ladies/Gentlemen:

                  We are acting as counsel for Viseon, Inc. (the "Company"), a Nevada corporation, in connection with the registration by the Company of 6,000,000 shares of the Company's Common Stock, par value $.01 (the "Shares"), pursuant to the Company's Registration Statement on Form S-2 being filed with the Securities and Exchange Commission (the "Registration Statement"). The Shares are to be registered in connection with various agreements between the Company and Digital Investors, L.L.C., RSI Marketing, L.L.C., and Active Management, L.L.C., respectively, all agreements dated as of February 23, 2001 (the "Agreements").

                  In connection with rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments, certificates of officers, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

                  In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

                  Based on, and subject to, the foregoing, it is our opinion that:

                  1. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

                  2. The Shares have been duly authorized and have been or, when issued and delivered pursuant to the Agreements, will be, validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, to its use as a part of the Registration Statement and to the use of our name under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting a part of the Registration Statement.

                                        Very truly yours,


                                        FREDRIKSON & BYRON, P.A.